Exhibit 99.2

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Members of

Third Coast Towing, L.L.C.

Corpus Christi, Texas

We have reviewed the accompanying balance sheets of Third Coast Towing, L.L.C. as of September 30, 2012 and December 31, 2011, and the related statements of income for the nine months ended September 30, 2012 and 2011, statement of members’ equity for the nine months ended September 30, 2012, and statements of cash flows for the nine months ended September 30, 2012 and 2011.  A review includes primarily applying analytical procedures to management’s financial data and making inquires of Company management.  A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole.  Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the reviews in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.  Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements.  We believe that the results of our procedures provide a reasonable basis for our report.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Roloff, Hnatek & Co., L.L.P.

Victoria, Texas

February 15, 2013

THIRD COAST TOWING, L.L.C.

UNAUDITED BALANCE SHEETS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

	September 30,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash	$143,227	$1,311,416
Accounts Receivable - Trade	427,710	498,798
Accounts Receivable — Related Party	231,614	935,574
Accounts Receivable - Employees	6,153	1,050

Total Current Assets	808,704	2,746,838

Property and Equipment, Net of Accumulated Depreciation of $3,629,459 and $3,011,117 at September 30, 2012 and December 31, 2011, Respectively	10,118,900	10,301,666

Other Assets:
Goodwill	2,150,000	2,150,000
Deposit on Equipment	2,733,334	—
Other	2,278	2,485

Total Other Assets	4,885,612	2,152,485
Total Assets	$15,813,216	$15,200,989

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities:
Accounts Payable	$610,350	$423,501
Accrued Wages Payable	96,884	100,940
Accrued Interest Payable	47,094	8,661
Other Accrued Expenses	82,739	112,374
Current Portion of Notes Payable	1,347,997	5,814,967
Current Portion of Notes Payable to Related Parties	1,749,211	—
Total Current Liabilities	3,934,275	6,460,443

Long-Term Liabilities:
Notes Payable, Net of Current Portion	844,718	2,523,365
Notes Payable to Related Parties, Net of Current Portion	4,559,123	—
Total Long-Term Liabilities	5,403,841	2,523,365

Total Liabilities	9,338,116	8,983,808

Members’ Equity	6,475,100	6,217,181

Total Liabilities and Members’ Equity	$15,813,216	$15,200,989

See independent accountants’ review report and notes to the unaudited financial statements.

THIRD COAST TOWING, L.L.C.

UNAUDITED STATEMENTS OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	September 30,	September 30,
	2012	2011
Revenues:
From Related Parties	$3,749,889	$2,393,132
From Others	3,967,720	5,037,409

Total Revenues	7,717,609	7,430,541

Expenses:
Operating	5,535,222	3,973,847
General and Administrative	503,597	385,689
Depreciation and Amortization	618,545	546,026

Total Expenses	6,657,364	4,905,562

Income From Operations	1,060,245	2,524,979

Other Income (Expense):
Miscellaneous Income	123,000	79,430
Interest Expense	(191,178)	(262,706)
Interest Expense — Related Parties	(43,748)	—

Total Other Income (Expense), Net	(111,926)	(183,276)

Net Income	$948,319	$2,341,703

See independent accountants’ review report and notes to the unaudited financial statements.

THIRD COAST TOWING, L.L.C.

UNAUDITED STATEMENT OF MEMBERS’ EQUITY

NINE MONTHS ENDED SEPTEMBER 30, 2012

Members’ Equity, December 31, 2011	$6,217,181

Members’ Distributions	(690,400)

Net Income	948,319

Members’ Equity, September 30, 2012	$6,475,100

See independent accountants’ review report and notes to the unaudited financial statements.

THIRD COAST TOWING, L.L.C.

UNAUDITED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	September 30,	September 30,
	2012	2011
Cash Flows From Operating Activities:
Cash Received From Customers and Employees	$8,487,554	$6,647,412
Other Receipts	123,000	79,430
Cash Paid to Suppliers and Employees	(5,885,663)	(4,485,191)
Interest Paid	(196,493)	(265,357)

Net Cash Provided by Operating Activities	2,528,398	1,976,294

Cash Flows From Investing Activities:
Purchases of Property and Equipment	(435,570)	(650,395)
Deposit on Equipment Purchase	(2,733,334)	—
Proceeds From Dispositions of Property and Equipment	—	40,000

Net Cash Used by Investing Activities	(3,168,904)	(610,395)

Cash Flows From Financing Activities:
Members’ Distributions	(690,400)	(259,893)
Payments on Line of Credit	—	(400,000)
Payments on Notes Payable	(6,145,617)	(175,190)
Proceeds From Notes Payable to Related Parties	6,308,334	—

Net Cash Used by Financing Activities	(527,683)	(835,083)

Net Increase (Decrease) in Cash	(1,168,189)	530,816

Cash, Beginning of Period	1,311,416	222,360

Cash, End of Period	$143,227	$753,176

See independent accountants’ review report and notes to the unaudited financial statements.

THIRD COAST TOWING, L.L.C.

UNAUDITED STATEMENTS OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011

	September 30,	September 30,
	2012	2011
Reconciliation of Net Income to Net Cash Provided by Operating Activities:

Net Income	$948,319	$2,341,703

Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	618,545	546,026
(Increase) Decrease in:
Accounts Receivable - Trade	71,087	(66,260)
Accounts Receivable - Related Party	703,960	(714,093)
Accounts Receivable - Employees	(5,103)	(2,776)
Increase (Decrease) in:
Accounts Payable	186,848	(112,374)
Accrued Wages Payable	(4,056)	(4,746)
Accrued Interest Payable	38,433	(2,651)
Other Accrued Expenses	(29,635)	(8,535)

Net Adjustments	1,580,079	(365,409)

Net Cash Provided by Operating Activities	$2,528,398	$1,976,294

See independent accountants’ review report and notes to the unaudited financial statements.

THIRD COAST TOWING, L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 1:                    Summary of Significant Accounting Policies

Nature of Activities —Third Coast Towing, L.L.C. (the “Company”) is a marine transportation company located in Corpus Christi, Texas.  The Company transports crude oil to refineries in Texas and Louisiana via the Gulf Intracoastal Waterways.  The Company also provides tug boat and barge services in the Port of Corpus Christi.  This business consists of moving product from one customer location to another; referred to as cross channel movements.  The Company does not own any of the petroleum products that are transported.

Accounting Method — The Company maintains its accounting records on the accrual basis of accounting.

Cash — For purposes of the Statements of Cash Flows, cash consists of cash in bank accounts and petty cash.

Allowance for Doubtful Accounts — Uncollectible accounts are charged to bad debt expense when the account is deemed uncollectible by management based on historical write-off experience and a periodic review of the accounts.  It is the opinion of management that receivables at September 30, 2012 and December 31, 2011 are collectible and potential bad debt losses are immaterial.

Compensated Absences — Compensated absences for vacation, sick leave, and personal time off have not been accrued since they cannot be reasonably estimated.

Goodwill — In accounting for the purchase of assets and business in place during 2006, the Company recorded goodwill in the amount of $2,150,000.  In accordance with Accounting Standards Codification 350-20, Goodwill and Other, the amount allocated to goodwill is not amortized since it has an indefinite life.  Instead, the goodwill is tested annually for impairment.  Management has determined that no impairment of goodwill exists as of September 30, 2012 and December 31, 2011.

Revenue Recognition — The Company recognizes revenue from services at the time the services are rendered.

Income Taxes — The Company does not incur income taxes; instead, its earnings are included in the members’ personal income tax returns and taxed depending on their personal tax situations.  The financial statements, therefore, do not include a provision for income taxes.

Management’s Use of Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

THIRD COAST TOWING, L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 1:                    Summary of Significant Accounting Policies (Concluded)

Date of Management’s Review — Subsequent events were evaluated through February 15, 2013, which is the date the financial statements were available to be issued.

Note 2:                    Property and Equipment

Property and equipment are stated at cost and depreciated or amortized using the straight-line method over their estimated useful lives as follows.

		Balance at	Balance at
Description	Estimated Life	September 30, 2012	December 31, 2011

Barges	10 - 20 Years	$10,656,542	$10,296,542
Boats	10 - 20 Years	3,054,811	2,979,235
Trucks	5 Years	24,000	24,000
Office Furniture and Equipment	5 - 10 Years	13,006	13,006
		13,748,359	13,312,783
Less Accumulated Depreciation		3,629,459	3,011,117
		$10,118,900	$10,301,666

Maintenance, repairs, and minor renewals that do not significantly improve or extend the lives of the respective assets are charged against operations when incurred. Additions, improvements, and major renewals are capitalized.

The cost and accumulated depreciation or amortization of assets sold, retired, or otherwise disposed of are removed from the respective accounts and any gain or loss is reflected in operations.

During the nine months ended September 30, 2012, the Company paid a deposit of $2,733,334 for the purchase of two new barges.

Depreciation expense charged to operations was $618,338 and $545,819 for the nine months ended September 30, 2012 and 2011, respectively.

Note 3:                   Retirement Plan

The Company has a defined contribution plan covering substantially all employees.  The plan provides that employees who have attained the age of 18 and completed one year of service with bi-annual enrollment dates of January 1 and July 1 can voluntarily contribute a portion of their earnings to the plan up to the maximum amount allowed by the Internal Revenue Code.  The Company will match up to 4% of employees’ compensation, and employees are immediately vested.  Total contributions made to the plan by the Company for the nine months ended September 30, 2012 and 2011 were $37,502 and $31,364, respectively.

THIRD COAST TOWING, L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 4:                    Line of Credit

The Company has a $500,000 line of credit.  There were no amounts outstanding on the line of credit at September 30, 2012 and December 31, 2011.  Bank advances on the credit line carry an interest rate of prime plus 0.75% (with a floor of 5%).  The credit line is secured by substantially all assets of the Company.

Note 5:                    Notes Payable

Notes Payable consists of the following at September 30, 2012 and December 31, 2011:

	September 30,	December 31,
	2012	2011
Note payable with monthly principal installments of $9,604 plus interest at 0.75% over the prime rate (4.00% at December 31, 2011) through May 2012 secured by First Preferred Mortgage(s) and other assignments and guarantees	$—	$1,776,762

Note payable with monthly principal installments of $2,179 plus interest at 0.75% over the prime rate (4.00% at December 31, 2011) through May 2012 secured by First Preferred Mortgage(s) and other assignments and guarantees	—	403,143

Note payable with monthly principal installments of $17,917 plus interest at 0.75% over the prime rate (4.00% at December 31, 2011) through May 2012 secured by First Preferred Mortgage(s) and other assignments and guarantees	—	3,296,667

Note payable with monthly principal installments of $5,609 plus interest at 0.75% over the prime rate (4.00% at December 31, 2011) through November 2013 secured by First Preferred Mortgage(s) and other assignments and guarantees	650,699	701,185

THIRD COAST TOWING, L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 5:                    Notes Payable (Concluded)

	September 30,	December 31,
	2012	2011
Note payable due in monthly installments of $8,976 including interest at a rate of 5.37% through January 2017 secured by First Preferred Mortgage(s) and other assignments and guarantees (paid off in March 2012)	$—	$478,249

Note payable with monthly principal installments of $9,333 plus interest at 1.00% over the prime rate with a floor of 5.00% (5.00% at December 31, 2011) through January 2016 secured by First Preferred Mortgage(s) and other assignments and guarantees	373,333	457,333

Note payable with monthly principal installments of $6,250 plus interest at 0.75% over the prime rate (4.00% at December 31, 2011) through April 2013 secured by First Preferred Mortgage(s) and other assignments and guarantees	1,168,683	1,224,993

Total Notes Payable	2,192,715	8,338,332

Less Current Portion	1,347,997	5,814,967

Notes Payable, Net of Current Portion	$844,718	$2,523,365

Loan maturities for each of the five twelve-month periods and thereafter following September 30, 2012, are as follows:

Twelve Months Ending
September 30
2013	$1,347,997
2014	695,385
2015	112,000
2016	37,333
Thereafter	—
$2,192,715

Total interest expense on notes payable and the line of credit was $191,178 and $262,706 for the nine months ended September 30, 2012 and 2011, respectively.

THIRD COAST TOWING, L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 6:                    Notes Payable to Related Parties

Notes payable to related parties consist of the following at September 30, 2012 and December 31, 2011:

	September 30,	December 31,
	2012	2011
Unsecured note payable to customer with monthly principal and interest installments of $48,497 at an interest rate of 4% through June 2017.	$3,008,334	$—

Unsecured note payable to two individuals (who collectively own 93.2% of the Company), with monthly principal installments of $55,968 at an interest rate of 4% through June 2017.	3,300,000	—

Total Notes Payable to Related Parties	6,308,334	—

Less Current Portion	1,749,211	—

Notes Payable to Related Parties, Net of Current Portion	$4,559,123	$—

Loan maturities for each of the five twelve-month periods and thereafter following September 30, 2012, are as follows:

Twelve Months Ending
September 30
2013	$1,749,211
2014	1,149,836
2015	1,196,677
2016	1,245,427
2017	967,183
Thereafter	—
$6,308,334

Total interest expense on notes payable to related parties was $43,748 and $-0- for the nine months ended September 30, 2012 and 2011, respectively.

THIRD COAST TOWING, L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 7:                    Concentrations of Credit Risk

The Company has two customers whose individual revenues represent a significant portion of the Company’s total revenue.  Accounts receivable as of September 30, 2012 and December 31, 2011 were $659,324 and $1,434,142, respectively, and revenue earned for the nine months ended September 30, 2012 and 2011 from these two customers totaled $7,515,696 and $6,830,419, respectively.  See Note 8 for related party information.

The Company maintains one checking account at a bank with balances of $244,465 and $1,565,526 at September 30, 2012 and December 31, 2011, respectively.  Non-interest bearing accounts are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) without limitation as of September 30, 2012 and December 31, 2011.  Interest-bearing account balances at September 30, 2012 and December 31, 2011, at each financial institution are guaranteed by the FDIC up to $250,000.  There were no uninsured cash balances at September 30, 2012 and December 31, 2011.

Note 8:                    Related Party Transactions

The Company provides transportation services to an entity that is owned by the majority owner of the Company.  Approximately 49%, or $3,749,889, of the Company’s revenues were derived from services to this entity during the nine months ended September 30, 2012.  Approximately 32%, or $2,393,132, of the Company’s revenues were derived from services to this entity during the nine months ended September 30, 2011.  The balance in Accounts Receivable - Related Party presented in the accompanying Balance Sheets consists of $231,614 and $935,574 receivable from this entity as of September 30, 2012 and December 31, 2011, respectively. See Note 6 for notes payable to related parties.

Note 9:                    Subsequent Event

On December 31, 2012, High Sierra Transportation, LLC (“High Sierra Transportation”), an indirect wholly-owned subsidiary of NGL Energy Partners LP (the “Partnership”), entered into a Sale Agreement (the “Sale Agreement”) with the Company and the former owners of the Company (the “Selling Members”) pursuant to which High Sierra Transportation acquired all of the limited liability company membership interests of the Company in exchange for $43 million in cash. The purchase price may be subject to further adjustment under the terms of the Sale Agreement, including with respect to refinements to the estimated value of the acquired working capital. In addition, High Sierra Transportation and the Selling Members have agreed to indemnify each other for certain losses.

THIRD COAST TOWING, L.L.C.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2012 AND DECEMBER 31, 2011

Note 9:                    Subsequent Event (Concluded)

Consequently, $4.3 million of the purchase price was deposited into an escrow account at closing to secure the Selling Members’ indemnification obligations under the Sale Agreement. The Sale Agreement contains customary representations and warranties, covenants and agreements, including with respect to non-competition and non-solicitation by the Selling Members. Additionally, on December 31, 2012, the Partnership entered into a Call Agreement with the Selling Members pursuant to which the Selling Members agreed to purchase at least $8 million (or at their option, up to $10 million) of common units of the Partnership at an agreed value of $23.21 per unit in a private placement.  On January 11, 2013, the Selling Members purchased 344,680 common units from the Partnership for $8.0 million pursuant to the Call Agreement.

Note 10:             Litigation

In the normal course of business, the Company may periodically be named as a defendant in litigation. Presently, the Company has no pending lawsuits.